UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2024 (October 15, 2024)
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RTX CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-00812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Wilson Boulevard,	Arlington,	Virginia	22209
(Address of principal executive offices, including zip code)

(781)	522-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.
On October 15, 2024, Raytheon Company (“Raytheon”), a wholly-owned subsidiary of RTX Corporation (the “Company”), entered into a deferred prosecution agreement (“DPA”) ( “DPA-1”) with the Department of Justice (“DOJ”), and on October 16, 2024, the Company became subject to an administrative order issued by the Securities and Exchange Commission (“SEC”) to resolve the previously disclosed criminal and civil government investigations into payments made by Raytheon and its joint venture, Thales-Raytheon Systems (“TRS”), in connection with certain Middle East contracts since 2012. On October 16, 2024, Raytheon also entered into a DPA (“DPA-2”) and a False Claims Act (“FCA”) settlement agreement (the “FCA Settlement Agreement”) with the DOJ to resolve previously disclosed criminal and civil government investigations into defective pricing claims for certain legacy Raytheon contracts entered into between 2011 and 2013 and in 2017. The Company agreed to certain terms and obligations in DPA-1 and DPA-2.
Pursuant to DPA-1, the DOJ will defer, for a period of three years, criminal prosecution of Raytheon related to Raytheon’s conspiracy to violate the anti-bribery provisions of the Foreign Corrupt Practices Act (“FCPA”) and conspiracy to violate the Arms Export Control Act (“AECA”) by failing to make related disclosures of certain payments that qualified as fees, commissions and/or political contributions under Part 130 of the International Traffic in Arms Regulations (“ITAR”). If Raytheon and the Company each fully complies with all of their respective obligations in DPA-1 during the DPA’s three-year term, the DOJ will move for dismissal with prejudice of the deferred charges against Raytheon. DPA-1 provides for a criminal monetary penalty and forfeiture of $282 million to be paid to the DOJ within 10 business days. In addition, the SEC’s administrative cease and desist order found that Raytheon violated the anti-bribery, books and records, and internal controls provisions of the FCPA. The order provides for a $102 million payment to the SEC that includes disgorgement, prejudgment interest on disgorgement, and a civil penalty to be paid within 14 calendar days.
Pursuant to DPA-2, the DOJ will defer, for a period of three years, criminal prosecution of Raytheon related to two counts of major fraud against the United States by Raytheon involving two legacy contracts. If Raytheon and the Company each fully complies with all of their respective obligations in DPA-2 during the DPA’s three-year term, the DOJ will move for dismissal with prejudice of the deferred charge against Raytheon. DPA-2 provides for a criminal penalty in the amount of $147 million to be paid within 10 business days, and the FCA Settlement Agreement provides for an FCA settlement payment in the amount of $428 million, which includes restitution, plus interest, to be paid within 7 calendar days.
Under DPA-1, DPA-2, and the SEC’s administrative order, Raytheon and the Company are required to retain an independent compliance monitor(s) satisfactory to the DOJ and the SEC and are required to undertake compliance self-reporting obligations for a three-year term. The compliance monitor(s) will oversee Raytheon’s and the Company’s compliance with their respective obligations under DPA-1, DPA-2, and the SEC’s administrative order.
The amounts to be paid in connection with these matters as described above are consistent with those accrued as of June 30, 2024 and disclosed in our Form 10-Q for the quarter ended June 30, 2024.
The foregoing descriptions of DPA-1, DPA-2, FCA Settlement Agreement, and the SEC’s administrative order are qualified in their entirety by reference to the DPA-1, DPA-2, FCA Settlement Agreement, and the SEC’s administrative order, a copy of each of which is filed as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, and Exhibit 99.4, respectively, to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Deferred Prosecution Agreement between Raytheon Company and the U.S. Department of Justice dated October 15, 2024.

99.2	Deferred Prosecution Agreement between Raytheon Company and the U.S. Department of Justice dated October 16, 2024.

99.3	Settlement Agreement between Raytheon Company and the U.S. Department of Justice dated October 16, 2024.

99.4	Securities and Exchange Commission Administrative Order dated October16, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTX CORPORATION
(Registrant)

Date: October 16, 2024	By:	/s/ RAMSARAN MAHARAJH
Ramsaran Maharajh
Executive Vice President and General Counsel